EXHIBIT 10.56
                                    FORM OF
                      MASSACHUSETTS BIOTECHNOLOGY RESEARCH PARK

                              Worcester, Massachusetts

                               THREE BIOTECH PARK

                                   SPACE LEASE


                     WORCESTER BUSINESS DEVELOPMENT CORPORATION

                                       to

                         BIOJECT MEDICAL TECHNOLOGIES, INC.


                                   April 20, 1998



                      MASSACHUSETTS BIOTECHNOLOGY RESEARCH PARK

                                 THREE BIOTECH PARK

                                   SPACE LEASE


THIS LEASE is made in Worcester, Massachusetts effective on the Date of Lease stated in Article 1 between the Landlord and the Tenant named in Article 1. In consideration of the Rent payable by Tenant and of the agreements to be performed and observed by Tenant, Landlord hereby leases the Premises to Tenant, and Tenant hereby takes the Premises from Landlord, subject to the provisions and for the term stated below:

                                    ARTICLE 1

                         Reference Data and Definitions


Section 1.01 - Terms and Titles Referred To. Each reference in this lease to any of the following terms and titles incorporates the data stated for that term or title in this Section 1.01:

DATE OF LEASE:                     April 20, 1998

LANDLORD: WORCESTER BUSINESS DEVELOPMENT CORPORATION, a Massachusetts corporation established pursuant to the provisions of Chapter 600 of the Acts of 1965, acting on behalf of Waldo Corporation, Trustee of Three Biotech Realty Trust under an Assignment and Assumption of Leases dated December 20, 1995 recorded with Worcester District Registry of Deeds in Book 17557, Page 379, its successors and assigns.


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LANDLORD'S ADDRESS:                One Innovation Drive
                                   Worcester, Massachusetts 01605

TENANT:    BIOJECT MEDICAL TECHNOLOGIES, INC., an Oregon corporation

TENANT'S ADDRESS: After the Term Commencement Date, Tenant's address will be the Premises; before the Term Commencement Date, Tenant's address will be:

                   7620 S.W. Bridgeport Road
                   Portland, Oregon 97224

TERM COMMENCEMENT DATE: May 1, 1998, or as defined in Section 1.03, if different.

STATED EXPIRATION DATE: May 31, 1999, or as defined in Section 1.03, if different.

DESIGN START DATE:     Not Applicable.

PERMITTED USE: Research and Development; and limited light manufacturing to the extent authorized under the City of Worcester Zoning Ordinance.

LAND: The parcel of land on Innovation Drive in Worcester, Worcester County, Massachusetts, shown on the plan entitled "Plan of Property Owned by Worcester Business Development Corporation, Three Biotech Park, off Plantation Street, Worcester, Massachusetts" dated January 31, 1990 and recorded with the Worcester District Registry of Deeds in Plan Book 633, Plan 79, containing a total area of
8.8048 acres, more or less, according to said plan, plus or minus any additions or deletions resulting from the change of any abutting street line.

PREMISES: That portion of the fourth floor of the Building shown as outlined or hatched on the Lease Plan attached as Exhibit B (the "Exclusive Premises") and the right in common with other tenants to use Glasswash Room 438, Conference Room 401, Lunch Room 403/404, and the corridors needed to access the Premises.

RENTABLE AREA OF THE PREMISES:  2,197 square feet

RENTABLE AREA OF THE BUILDING:  115,179 square feet

TENANT'S SHARE:  1.91%

LEASE TERM: The period between the Term Commencement Date and the Stated Expiration Date.

BASIC RENT: $28.50 per square foot of Rentable Area of the Premises for each Lease Year of the first Fixed Rental Period. $62,615.00 per Lease Year during the first Fixed Rental Period.
$5,218.00 per month during the first Fixed Rental Period.

FIXED RENTAL PERIOD:  Not Applicable.

ESTIMATED OPERATING EXPENSES:  Not Applicable.


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ESTIMATED TAXES:  Not Applicable.

INITIAL MONTHLY PAYMENT:  Not Applicable.

SECURITY DEPOSIT:  Not Applicable.

GUARANTOR:  Not Applicable.

Section 1.02 - General Provisions. For all purposes of this Lease, unless the context otherwise requires:

(a)  A pronoun in one gender includes and applies to the other genders as well.

(b) Each definition stated in Section 1.01 or 1.03 of this Lease applies equally to the singular and the plural forms of the word or term defined.

(c) Any reference to a document defined in Section 1.03 of this Lease is to the document as originally executed, or, if amended or supplemented as provided in this Lease, to the document as amended or supplemented and in effect at the relevant time of reference.

(d) All accounting terms not otherwise defined in this Lease have the meanings assigned to them under generally accepted accounting principles.

(e) All references in Section 1.01 are subject to the specific definitions (if any) in Section 1.03.

Section 1.03 - Definitions. Each underlined word or term in this Section 1.03 has the meaning stated immediately after it.

Additional Rent. All Taxes, Operating Expenses, costs, expenses and other charges (other than Basic Rent) due from Tenant to Landlord or incurred by Landlord as the result of a Default.

Additional Services. Services provided to Tenant or in respect of the Premises which are not Basic Services described in Exhibit A.

Authorizations. All franchises, licenses, permits and other governmental consents issued by Governmental Authorities under Legal Requirements which are or may be required for the occupancy of the Premises and the conduct of a Permitted Use on the Premises.

Basic Services.  The Landlord's services described in Exhibit A.

Building. The building on or to be constructed or under construction on the Land.

Business Day. A day which is not a Saturday, Sunday or other day on which banks in Worcester, Massachusetts, are authorized or required by law or executive order to remain closed.

Common Areas. All areas of the Building devoted to the common use of the occupants of the Building or all occupants of multi-tenant floors or the

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provision  of  Basic  or  Additional  Services  to  occupants  of the  Building, including but not limited to air shafts, pipes, wires, ducts, conduits, elevator shafts and elevators, stairwells and stairs, restrooms, mechanical rooms, janitor closets, vending areas, loading docks and loading facilities.

Default. Any event or condition specified in Article 20 so long as any applicable requirements for the giving of notice or lapse of time have not been fulfilled.

Event of Default. Any event or condition specified in Article 20 if all applicable requirements for the giving of notice or lapse of time have been fulfilled.

Governmental Authority. United States of America, Commonwealth of Massachusetts, City of Worcester, County of Worcester, and any political subdivision, agency, department, commission, board, bureau or instrumentality of any of them.

Ground Lease. The lease of the Land from the Ground Lessor to Landlord dated July 20, 1990 for which a Notice of Lease is recorded at the Worcester District Registry of Deeds in Book 12906, Page 1.

Ground Lessor. Massachusetts Biotechnology Research Institute, Inc., a Massachusetts non-profit corporation, or any successor under or assignee of the Ground Lease.

Hazardous Substances. "Oil", "hazardous materials", "hazardous wastes" and "hazardous substances" as those terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as amended, Massachusetts General Laws, Chapters 21C and 21E, as amended, and the regulations from time to time adopted under those laws.

Improvements. All (i) structures located in and forming a part of the Premises, including but not limited to, walls, ceilings, doors and floor covering, (ii) pipes, wires, conduits, controls and fixtures relating to utilities located in and serving the Premises, (iii) casework, including but not limited to, benches, tables, cabinets and storage facilities, connected to a utility or affixed to the Premises or the Building and (iv) fixtures, equipment and personal property of any kind installed on the Premises in such a manner that they become part of the Premises or the Building under law or that they cannot be removed without material damage to the structure, fixtures, equipment or personal property or to the Premises or the Building.

Insurance Requirements. All terms of any policy of insurance maintained by Landlord or Tenant and applicable to the Land, the Building or the Premises; all requirements of the issuer of any such policy; and all orders, rules, regulations and other requirements of the National Fire Protection Association (or any other body exercising similar functions) applicable to any condition, operation, use or occupancy of all or any part of the Premises.

Land Disposition Agreement. The agreement dated June 13, 1984 between the Commonwealth of Massachusetts, Division of Capital Planning and Operations,


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and WBDC relating to the acquisition by WBDC of the land in the Park.

Landlord's Fixtures. All fixtures and equipment paid for by Landlord and installed in the Building or the Premises for use by Tenant, whether before or during the Lease Term and whether or not shown in the Working Drawings, irrespective of whether or how the fixtures or equipment may be affixed to the Premises or the Building.

Landlord's Work. The work to be done by Landlord with respect to the Premises described in the Work Letter.

Lease. This document, all exhibits and riders attached and referred to in this document and all amendments to this document, the exhibits and riders.

Lease Term. The period stated in Section 1.01 beginning on the Term Commencement Date. The Lease Term includes the period of any extension exercised by Tenant as provided in this Lease.

Lease Termination Date. The earliest to occur of (a) the Stated Expiration Date,
(b) the termination of this Lease by Landlord as the result of an Event of Default or (c) the termination of this Lease under Article 17 (Damage or Destruction) or Article 18 (Eminent Domain).

Lease Year. Each twelve consecutive calendar month period ending on the day before an anniversary of the Term Commencement Date (or on the day before the first day of the next succeeding calendar month if the Term Commencement Date occurs other than on the first day of a month); provided that (a) the first Lease Year includes the partial month, if any, between the Term Commencement Date and the first day of the next calendar month and (b) the last Lease Year will end on the Lease Termination Date.

Legal Requirements. (a) All statutes, codes, ordinances (and rules and regulations thereunder) and all executive, judicial and administrative orders, judgments, decrees and injunctions of or by any Governmental Authority which are applicable to any condition or use of the Premises, Building or Land, and (b) the provisions of all Authorizations.

Occupancy Arrangement. With respect to all or any part of the Premises or this Lease, and whether (a) written or unwritten or (b) for all or any portion of the Lease Term, an assignment, a sublease, a tenancy at will, a tenancy at sufferance or any other arrangement (including but not limited to a license or concession) under which a Person occupies the Premises for any purpose.

Operating Expenses. All expenses, costs, and disbursements of every kind which Landlord pays or becomes obligated to pay in connection with the operation, management, repair, cleaning and maintenance of the Land and the Building (including all facilities and equipment in operation on the Term Commencement Date and such additional facilities and equipment in subsequent years as may be determined by Landlord to be necessary or beneficial in reducing Operating Expenses or protecting the health and safety of occupants of the Building) and the provision of Basic Services, including, but not limited to (a) wages, salaries and fees, including taxes, insurance, and benefits of all Persons engaged in connection with Basic Services, (b) the cost of (i) supplies and materials, electricity and lighting, for Common


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Areas,  (ii) water,  heat, air  conditioning,  and ventilating for the Building,
(iii) maintenance, janitorial, and service agreements, (iv) snow removal and maintenance of parking and landscaped areas, (v) insurance, including casualty and liability insurance applicable to the Building and Landlord's personal property used in connection with the Building, (vi) repairs and general maintenance, (vii) capital items and improvements which are primarily for the purpose of reducing Operating Expenses, or which are designed to protect the health and safety of occupants of the Building or which may be required by a Governmental Authority, amortized over the reasonable life of the capital items with the reasonable life and amortization schedule being determined by Landlord in accordance with generally accepted accounting principles, (viii) pursuing an application for an abatement of Taxes to the extent not deducted from the abatement, if any, received, (ix) independent auditors, (x) that portion of Landlord's central accounting functions allocable to the Building and (xi) office space for the manager of the Building, (c) management fees, not to exceed eight percent (8%) of Basic Rent in any Lease Year, and (d) maintenance charges with respect to the Land imposed on the Landlord under the Ground Lease. Operating expenses will be determined on the accrual basis in accordance with generally accepted accounting principles consistently applied.

Operating Expenses do not include (i) costs of services in excess of Basic Services billed to and payable by specific Tenants; (ii) Taxes, any sales tax, gross receipt tax or similar tax based on Rent, and any income, profits or similar tax imposed on Landlord; (iii) expenditures for capital improvements, and any depreciation or amortization, except amortization of certain capital expenditures as provided in clause (vii) above; (iv) executive salaries above the grade of building manager; (v) advertising and promotional expenses; (vi) brokerage commissions; (vii) interest, principal and other amounts payable under any mortgage, and rent payable under the Ground Lease; (viii) expenditures for correcting construction defects in the Building; (ix) expenditures for any alteration, renovation, redecoration, subdivision, layout or finish of any tenant space in the Building; (x) cost of any curative action required to remedy damage caused by or resulting from the negligence or willful act of Landlord, its agents, servants or employees; (xi) legal and other professional fees incurred by Landlord in connection with the leasing of space in the Building and in connection with enforcing leases, or for any other matters not directly connected to the administration or operation of the Building; and (xii) costs of any type relating to the development of the Building.

Park. Massachusetts Biotechnology Research Park created by WBDC pursuant to the provisions of Chapter 317 of the Acts of 1983, as it may be expanded by amendment of Chapter 317 or by virtue of any other legislation or acquisition by WBDC.

Permitted Exceptions. Any liens or encumbrances on the Premises of the following character:

(a)  Provisions of Chapter 317 of the Acts of 1983, as amended;

(b)  Provisions of the Land Disposition Agreement;

(c)  Rights, easements and restrictions in the deed dated June 13, 1984 from


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the Commonwealth of Massachusetts,  Division of Capital Planning and Operations,
to WBDC recorded with Worcester  District  Registry of Deeds in Book 8233,  Page
106;

(d) Present and future zoning laws, ordinances, resolutions and regulations of the City of Worcester, including, without limitation, Chapter 17 of the Revised Ordinances of 1986 - Regulations Relative to Biomedical Research in the City of Worcester;

(e)  The lien of any Taxes assessed but not yet due and payable;

(f)  The Ground Lease;

(g)  Mortgages of record;

(h) The rights of Landlord and other Persons to whom Landlord has granted rights to use the Common Areas in common with Tenant;

(i) The easements created by instruments recorded with Worcester District Registry of Deeds in Book 9538, Page 142 (as modified by Release in Book 12860, Page 119), Book 12717, Page 3 and Book 12860, Page 123, insofar as they affect the Land;

(j) All declarations, covenants, conditions, restrictions, reservations, rights, rights-of-way, easements and other matters of record or apparent affecting the Land or the use of the Land now or in the future in force and applicable; and

(k) Provisions of the Declaration of Protective Covenants, Conditions and Restrictions recorded with the Worcester District Registry of Deeds in Book 12860, Page 145, as they may from time to time in the future be amended.

Person. An individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a Governmental Authority.

Premises. The space referred to in Section 1.01 located in the Building shown outlined or hatched on Exhibit B (the Lease Plan), excluding exterior walls of the building except the inner surfaces thereof and excluding any Common Areas located within such space.

Rent.  Basic Rent and all Additional Rent.

Rentable Area of the Premises. The number of square feet stated in Section 1.01, irrespective of whether the number should be more or less as a result of minor variations resulting from actual construction of the Building or the Premises so long as such construction is done in accordance with the provisions of this Lease.

Stated Expiration Date.  The later to occur of (i) date as stated in
Section 1.01, or (ii) last day of the final Lease Year of the Lease Term.

Substantial Completion Date. The later to occur of (i) the date on which a certificate of occupancy for the Premises is issued by the City of Worcester,


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or (ii) the date on which Tenant Fit-up,  together with the appurtenant areas of the Building necessary for access and service to the Premises, have been completed as provided in Article 7, except for items of work and adjustment of equipment and fixtures which are not necessary to make the Premises reasonably tenantable for the Permitted Use or which, because of season or weather or nature of the item, cannot practicably be done at the time.

Taking. The taking or condemnation of title to all or any part of the Land or Building or of possession or use of the Land, the Building or the Premises by a Governmental Authority for any public use or purpose, or any proceeding or negotiations which might result in such a taking, or any sale or lease in lieu of such a taking.

Taxes. All (i) taxes (or payments in lieu of taxes), special or general assessments, water and sewer charges, and other charges of every nature imposed by Governmental Authorities which are assessed, become due or become liens upon or with respect to the Land, the Building, the Premises, Landlord's Fixtures, equipment owned by Landlord on the Land or in the Building or the Premises, or this Lease under all present or future Legal Requirements, and (ii) taxes based on a percentage fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes described above) computed as if the Land and the Building were the only property of Landlord subject to such tax. Taxes do not include (a) inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent they are in substitution for Taxes now imposed on the Building, the Land, the Premises or this Lease, or (b) assessments for streets, water or sewer installations or other municipal improvements made in connection with the initial development of the Building or the Park.

Tenant Fit-up. All Improvements and other work provided for in the Work Letter necessary to prepare the Premises for Tenant's initial occupancy other than Landlord's Work.

Tenant's Cost.  The cost of designing and constructing Tenant Fit-up.

Term Commencement Date. The earliest to occur of (a) the Substantial Completion Date, (b) any other date for commencement of the Term determined as provided in
Article 7 or (c) the date on which Tenant first occupies the Premises for the Permitted Use.

Total Taking. (i) a Taking of: (a) the fee interest in all or substantially all of the Land or the Building or (b) such title to or easement in, over, under or such rights to occupy and use any part of the Land or the Building to the exclusion of Landlord as, in the good faith judgment of Landlord, unreasonably restricts access to the Building by vehicle or renders the portion of the Building remaining after such Taking (even if restoration were made) unsuitable or uneconomical for the continued use and occupancy of the Building for the Permitted Use or (ii) a Taking of all or substantially all of the Premises or such title to or easement in, on or over the Premises to the exclusion of Tenant which in the good faith judgment of Landlord prohibits access to the Premises or the exercise, to any material extent, by Tenant of its rights under this Lease.

Unavoidable Delays. Acts of God, strikes,  lock outs, labor troubles,


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inability to procure materials,  failure of power, riots and insurrection,  acts of the public enemy, wars, earthquakes, hurricanes and other natural disasters, fires, explosions, any act, failure to act or default of the other party to this Lease or any other reason (except lack of money) beyond the control of any party to this Lease.

Work Letter. The agreement between Landlord and Tenant with respect to Tenant Fit-up, substantially in the form of Exhibit C.

Working Drawings. The detailed plans and specifications developed by Landlord and Tenant as provided in the Work Letter, prepared in compliance with all applicable Legal Requirements, stamped by registered Massachusetts professionals, and consisting of all architectural and engineering plans which are required to construct Tenant Fit-up and to obtain any Authorization required for the Premises.

WBDC. Worcester Business Development Corporation, a Massachusetts corporation established pursuant to the provisions of Chapter 600 of the Acts of 1965.


                                    ARTICLE 2

                                    Premises

Section 2.01 - Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby takes the Premises from Landlord, subject to the provisions of this Lease and the Permitted Exceptions. Landlord reserves the right to relocate within or without the Premises pipes, ducts, vents, flues, conduits, wires and appurtenant fixtures which service other parts of the Building; provided that such work is done in a manner that it does not unreasonably interfere with Tenant's use of the Premises.

Section 2.02 - Appurtenances. Tenant may use the Common Areas and the Land as appurtenant to the Premises for the purposes for which they were designed. Tenant, its employees and business invitees have the non-exclusive right to use the parking areas on the Land.

Section 2.03 - Landlord's Fixtures. Tenant may use the Landlord's Fixtures during the Lease Term. Landlord's Fixtures remain the property of Landlord and may not be removed by Tenant whether or not they are affixed to the Building.


                                    ARTICLE 3

                                      Term


Section 3.01 - Term Commencement. The Lease Term will begin on the Term Commencement Date.

Section 3.02 - Termination.  The Lease Term will end on the Lease Termination
Date.


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Section 3.03 - Estoppel Certificate. If either the Term Commencement Date or the
Stated Expiration Date occurs on a date other than as stated in Section 1.01, Landlord and Tenant agree to execute a certificate in the form of the estoppel certificate referred to in Section 25.02 or such other form as either may request, establishing the Term Commencement Date and the Stated Expiration Date.


                                    ARTICLE 4

                                      Rent


Section 4.01 - Basic Rent. Tenant agrees to pay Landlord the Basic Rent as annual rent for the Premises for each Lease Year, without offset or deduction and without previous demand. Tenant agrees to pay Basic Rent in equal monthly installments in advance on the first day of each calendar month during the Lease Term, except that the first installment of Basic Rent, pro-rated for the partial month, if any, at the beginning of the Lease Term, will be paid on the Term Commencement Date.

Section 4.02 - Adjustment of Basic Rent. The Basic Rent for each Lease Year during the first Fixed Rental Period will be as stated in Section 1.01. The Basic Rent for each Lease Year of each successive Fixed Rental Period, if any, will be as stated in Exhibit E, the Rent Rider.


                                    ARTICLE 5

                                 Use of Premises


Section 5.01 - Use Restricted. The Premises may be used for the Permitted Use and for no other purpose. Tenant agrees not to make any use of the Premises that would cause the Premises to be considered a "place of public accommodation" under the Americans with Disabilities Act of 1990. No Improvements, alterations or additions may be made in or to the Premises except as provided in this Lease.


                                    ARTICLE 6

                            Operating Expenses; Taxes


Section 6.01 - Operating Expenses and Taxes. Tenant agrees to pay Landlord, as Additional Rent, (i) Tenant's Share of Operating Expenses and Taxes as provided in this Article 6, pro-rated for any partial calendar year falling within the Lease Term, and (ii) all Taxes assessed with respect to Improvements or structures anywhere in the Park constructed by or on behalf of Tenant after the Substantial Completion Date.

Section 6.02 - Monthly Payments of Additional Rent. Tenant agrees to pay to Landlord in advance for each calendar month of the Lease Term, as Additional


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Rent,  Operating  Expenses  and  Taxes in an amount  equal to (a)  1/12th of the product of (i) Estimated Operating Expenses for the then current calendar year times (ii) the Rentable Area of the Premises, plus (b) 1/12th of the product of
(i) Estimated Taxes for the then current calendar year times (ii) the Rentable Area of the Premises. Tenant agrees to pay the amount payable under this Section
6.02 with Tenant's monthly payments of Basic Rent. The amounts paid will be credited by Landlord to Tenant's obligations under Section 6.01. For the balance of the first calendar year at the beginning of the Lease Term the amount payable by Tenant each month with respect to Tenant's Share of Estimated Operating Expenses and Estimated Taxes will be the Initial Monthly Payment stated in
Section 1.01, which amount will be pro-rated for the partial month, if any, at the beginning of the Lease Term and paid beginning on the Term Commencement Date.

Section 6.03 - Annual Statements. Within sixty (60) days after the end of each calendar year, Landlord agrees to render to Tenant a statement, prepared in accordance with generally accepted accounting practices, showing in reasonable detail (i) for the calendar year just ended (if any) (a) the amount of Taxes,
(b) the amount of Operating Expenses and (c) a calculation of Tenant's Share of Taxes and Operating Expenses, and (ii) for the then current calendar year, the amount of Estimated Operating Expenses and Estimated Taxes determined by Landlord in the reasonable exercise of its judgment. Estimated Operating Expenses and Estimated Taxes for the calendar year in which the Lease Term begins are the sums set forth in Section 1.01. If the total amount paid by Tenant on account of Operating Expenses or Taxes or both in any calendar year exceeds the actual amount of Tenant's Share of Operating Expenses or Taxes for the year, then the excess will be credited by Landlord against the monthly installments of Additional Rent next falling due or refunded to Tenant upon the expiration or termination of this Lease, if earlier (unless such expiration or termination is the result of an Event of Default). If the total amount of Operating Expenses or Taxes or both paid by Tenant in any calendar year is less than the actual amount of Tenant's Share of Operating Expenses or Taxes for the year, then Tenant agrees to pay the difference to Landlord within thirty (30) days after receipt by Tenant of Landlord's statement. Not more frequently than once each Lease Year, Tenant may, at its expense and after ten (10) Business Days prior notice, audit Landlord's records relating to Operating Expenses.

Section 6.04 - Assessments and Other Taxes. Landlord agrees that all special and general assessments will be paid in installments over the longest period permitted by law and that the amount of Taxes shown on each annual statement will include only the portion due in that year. Nothing in this Lease shall be construed to require Tenant to pay any inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes that are, or may be, imposed upon Landlord, its successors or assigns, except to the extent such taxes are in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease.

Section 6.05 - Accounting Periods. Landlord may from time to time change the periods of accounting under this Lease to any annual period other than a calendar year. Upon any such change, all items referred to in this Article 6 will be appropriately apportioned. In all statements rendered under Section 6.03, amounts for periods partially within and partially outside of the accounting periods will be appropriately apportioned. Any items which are not determinable at the time of a statement will be included on the basis of Landlord's estimate. Promptly after determination, Landlord will render a supplemental statement in which appropriate adjustment will be made.

Section 6.06 - Abatement of Taxes. Landlord may at any time and from time to time make application to the appropriate Governmental Authority for an abatement of Taxes. Landlord agrees to make such an application at any time tenants occupying more than 60% of the Rentable Area of the Building under written Occupancy Arrangements directly with the Landlord request that Landlord do so. If (i) such an application is successful and (ii) Tenant has made any payment in respect of Taxes under this Article 6 for the period with respect to which the abatement was granted, Landlord agrees (a) to deduct from the amount of the abatement all expenses incurred by it in connection with the application (b) within thirty (30) days after receipt of the abatement amount, to pay to Tenant Tenant's Share (adjusted for any period for which Tenant had made a partial payment) of the abatement, with interest, if any, paid by the Governmental Authority on such abatement, and (c) retain the balance, if any.

Section 6.07 - Exemption From Taxes. As provided in Section 6 of Chapter 317 of the Acts of 1983, Landlord may be or become exempt from the obligation to pay Taxes if it leases any part of the Building to an organization exempt from taxes under the United States Internal Revenue Code. If Tenant is able to establish to Landlord's satisfaction the amount of the reduction in Taxes during any calendar year which is a result of this Lease and Tenant's tax-exempt status, Tenant's obligation to pay Taxes for such calendar year as provided in this Article 6 will abate in the same amount, or the amount, if previously paid, will be refunded to Tenant. If Tenant is not tax-exempt but Landlord's obligation to pay Taxes is abated because of the tax-exempt status of any other tenant or tenants of the Building, Landlord reserves the right to increase Tenant's Share as it relates to Taxes so that the Taxes payable with respect to the Land and the Building for any calendar year during the Lease Term are equitably apportioned among the tenants of the Building who are not exempt from taxation.


                                    ARTICLE 7

                                  Improvements


Section 7.01 - Tenant Fit-up. In connection with the preparation of the Premises for Tenant's initial occupancy, Landlord agrees to do Landlord's Work and Tenant Fit-up as described in the Working Drawings. Landlord agrees to perform all work in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements, subject to the provisions of the Work Letter. Unless otherwise agreed, Tenant agrees to pay Tenant's Cost as Additional Rent in installments as the work progresses as provided in the agreement with the contractor performing the work and in any event on or before the Term Commencement Date.

Section 7.02 - Time for Completion. Landlord agrees to use due diligence to have the Premises ready for occupancy on or before the Term Commencement Date referred to in Section 1.01. Reference is made to the Work Letter for details of the completion process.

Section 7.03 - Notice of Substantial Completion Date. Approximately fifteen (15) days before it occurs, Landlord agrees to give Tenant a notice stating the Substantial Completion Date.

Section 7.04 - Delays. If Landlord is delayed in substantially completing Tenant Fit-up as the result of

(a) delay by Tenant or any Person employed by Tenant in delivery to Landlord of any plans, design work and detailed drawings, or

(b) Tenant's requests for special work not part of the work described in the Working Drawings or for changes to the Working Drawings after approval by Tenant (notwithstanding Landlord's approval of such changes), or

(c) delays in performance by Tenant or any Person employed by Tenant which cause delays in the completion of any work to be done by Landlord or which otherwise delay the substantial completion of the Premises, or

(d)  any fault, negligence, omission, or failure to act on the part of Tenant or
     its  agents,  contractors,   workmen,  mechanics,  suppliers  or  invitees,


provided Tenant has been given notice of each such delay, the Premises will be substantially completed on (and the Term Commencement Date will be) that date determined by Landlord, in the reasonable exercise of its judgment, on which the Substantial Completion Date would have occurred but for the delays referred to in this Section 7.04.

Section 7.05 - Tenant's Access to the Premises. Tenant and Tenant's agents, at Tenant's sole risk, may, with Landlord's prior consent, enter the Premises before the Term Commencement Date in order to (a) install its furniture, furnishings and equipment and (b) perform or inspect work necessary to make the Premises ready for Tenant's use and occupancy. If Landlord permits entry before the Term Commencement Date, the permission is conditioned upon (i) Tenant delivering to Landlord evidence of the insurance required under Section 15.01 and (ii) Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony with Landlord and contractors working for Landlord and with other tenants of the Building. If at any time Tenant's entry causes or threatens to cause disharmony or interfere with the orderly completion or operation of the Building, Landlord may withdraw the permission upon notice to Tenant. Any entry by Tenant will be deemed to be under all of the provisions of this Lease except the covenant to pay Rent. Except for negligence of Landlord and its employees, if Tenant or its agents enter the Premises before the Term Commencement Date, Landlord will not be liable for and Tenant agrees to assume the entire risk for any loss or damage which may occur to any Improvements or to any property placed in the Premises before the Term Commencement Date.

Section 7.06 - Improvements by Tenant. Tenant agrees not to hang shades, curtains, signs, awnings or other materials in any window, attach any materials to or make any change in the appearance of any glass visible from outside of the Premises, add any window treatment of any kind or make Improvements or install furniture visible from outside of the Premises, without Landlord's prior written consent. Tenant agrees not to make any

Improvements before or during the Lease Term, the total cost of which during any twelve (12) consecutive months exceeds $5,000, unless Landlord first approves the plans and specifications for the Improvements and the contractors performing the work. Tenant agrees not to make any Improvements which would (a) delay completion of the Premises or the Building, or (b) require unusual expense to readapt the Premises to normal research and development, general office and limited light manufacturing use upon termination of this Lease or (c) increase
(i) the cost of Landlord's Work or insurance or (ii) Taxes. All Improvements will become part of the Premises and property of Landlord upon their completion or installation except to the extent Landlord specifies that they must be removed at Tenant's expense on the Lease Termination Date as an express condition to Landlord's approval of their initial installation. The construction of Improvements by Tenant and the installation of Tenant's furniture, furnishings and equipment will be coordinated with any work being performed by Landlord and will be performed in such manner as to maintain harmonious labor relations and not to damage the Building or the Premises or interfere with Building operation. Except for work done by or through Landlord before making any Improvements, Tenant will: secure all necessary Authorizations; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; cause each contractor to carry (1) worker's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees, (2) comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than $1,000,000, and (3) property damage insurance with limits of not less than $300,000 (all such insurance to be written by companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance; and secure casualty insurance against loss or damage to the Improvements pending completion and deliver evidence of such insurance to Landlord. Tenant agrees to pay promptly when due the entire cost of any work done in the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection with its work to attach to the Premises and immediately to discharge any such liens which may attach. All construction work done by Tenant, its agents, employees or independent contractors will be done in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements. Landlord may inspect the work at any time and will promptly give notice to Tenant of any observed defects.


                                    ARTICLE 8

                                Building Services


Section 8.01 - Basic Services. During the Lease Term, Landlord agrees to furnish, or cause to be furnished, the Basic Services.

Section 8.02 - Other Janitors. No Person will be employed by Tenant to do janitorial work in the Premises and no Person other than the janitors of the Building will clean the Premises unless first approved in writing by Landlord. Any Person employed by Tenant with Landlord's approval to do janitorial work will, while in the Building, either inside or outside the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as agent or servant of the superintendent or of Landlord).

Section 8.03 - Additional Services. Tenant agrees to pay Landlord a reasonable charge for any extra cleaning of the Premises required because of the carelessness or indifference of Tenant and for any Additional Services rendered at the request of Tenant. If the cost of cleaning the Premises is increased due to the installation in the Premises, at Tenant's request, of any unique or special materials, finish or equipment, Tenant agrees to pay the Landlord an amount equal to the increase in cost. All charges for Additional Services will be payable within ten (10) days after the date on which they are billed.

Section 8.04 - Limitations on Landlord's Liability. Landlord will not be liable in damages nor in default under this Lease for any failure or delay in furnishing Basic Services or Additional Services when the failure or delay is caused by Unavoidable Delays. No failure or delay by Landlord in furnishing Basic Services or Additional Services caused by Unavoidable Delays may be claimed or pleaded as an eviction or disturbance of Tenant's possession or give Tenant any right to terminate this Lease or give rise to any claim for set-off or abatement of Rent or excuse Tenant from the performance of any of its obligations under this Lease.

Section 8.05 - Electric Service. Tenant agrees to make its own arrangements for the provision of electricity to the Premises and to pay the full cost (as shown on a separate electric meter to be installed at Landlord's expense) directly to the utility company providing the electricity. Tenant's use of electricity in the Premises will not at any time exceed the capacity of any of the electrical conductors or equipment in or serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant agrees it will not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 208 volts nominal or make any alteration or addition to the electric system of the Premises. Unless Landlord objects to the connection of any such fixtures, appliances or equipment, all additional risers or other equipment required for the connection will be provided by Landlord, and the cost will be paid by Tenant on Landlord's demand.


                                    ARTICLE 9

                               Tenant's Covenants


Section 9.01 - Pay Rent. Tenant agrees to pay when due and without notice, demand, offset or deduction all Rent and all charges for utility services rendered to the Premises not included in Rent and, as Additional Rent, all charges of Landlord for Additional Services.

Section 9.02 - Occupancy of the Premises. Tenant agrees to occupy the Premises continuously from the Term Commencement Date for the Permitted Use only. Tenant will not (i) injure or deface the Premises or the Building, (ii) install any sign in or on any window, demising wall, corridor, elevator foyer or other Common Area, (iii) permit in the Premises any inflammable fluids or chemicals not reasonably related to the Permitted Use, nor (iv) permit any nuisance or use of the Premises which is improper, offensive, contrary to any Legal Requirement or Insurance Requirement or liable to render necessary any alteration or addition to the Building.

Section 9.03 - Rules and Regulations. Tenant agrees not to obstruct in any manner any portion of the Building or the Land. Tenant agrees to comply with all reasonable rules and regulations of which Tenant has notice promulgated by Landlord and uniformly applicable to Persons occupying the Building regulating the details of the operation and use of the Building.

Section 9.04 - Safety. Tenant agrees to keep the Premises equipped with all safety appliances required by Legal Requirements or Insurance Requirements applicable to Tenant specifically because of any use made by Tenant and not applicable generally to all other tenants of the Building. Tenant agrees to procure all Authorizations required because of Tenant's use of the Premises and to do any work required under any Authorization because of such use, it being understood that the provisions of this Section may not be construed to broaden in any way the Permitted Use.

Section 9.05 - Equipment. Tenant agrees not to place a load upon the floor of the Premises exceeding the live load for which the floor has been designed. Tenant agrees not to move any safe or other heavy equipment into, about or out of the Premises except in the manner and at the time authorized by Landlord in each instance. Tenant agrees to isolate and maintain all of Tenant's equipment which causes or may cause airborne or structure-borne vibration or noise, whether or not it may be transmitted to any other part of the Building, so as to eliminate such vibration or noise.

Section 9.06 - Pay Taxes. Tenant agrees to pay promptly when due all Taxes upon personal property (including, without limitation, fixtures and equipment) in the Premises irrespective of the Person to whom the Taxes may be assessed.

Section 9.07 - Maintenance. Tenant agrees, at all times during the Lease Term, and at its own expense, (i) to maintain the Premises in good repair and condition (except for (a) ordinary wear and tear, (b) damage by fire or casualty and (c) any defect in material or workmanship performed by Landlord in connection with initial preparation of the Premises for Tenant's use and occupancy), (ii) to use all reasonable precautions to prevent waste, damage or injury to the Premises or any other part of the Building and (iii) to repair all damage to any part of the Building caused by Tenant or any of Tenant's agents, employees or invitees, to the extent that such damage is not covered by Landlord's insurance.

Section 9.08 - Redelivery. On the Lease Termination Date, Tenant agrees to leave the Premises and surrender possession to Landlord free of (i) all tenants or occupants claiming through or under Tenant, and (ii) all liens encumbrances, restrictions or reservations caused or consented to by Tenant. Tenant agrees, subject to the provisions of Articles 17 and 18, to surrender the Premises, including all Landlord's Fixtures and all Improvements except those which Tenant is required to remove as provided in Section 7.06, to Landlord broom clean and in good condition and repair (ordinary wear and tear and damage by fire or other casualty only excepted) with all damage resulting from removal of (i) Tenant's furniture, furnishings and equipment and (ii) any Improvements which Tenant is required to remove as provided in Section 7.06 repaired at Tenant's expense to Landlord's reasonable satisfaction.

Section 9.09 - Tenant Financial Information. Tenant agrees to deliver to Landlord (i) within thirty (30) days after the last day of each fiscal quarter other than the fourth quarter, a management prepared statement of Tenant's income and expense for the preceding quarter and Tenant's balance sheet as of the end of the quarter, and (ii) as soon as available and in any event within ninety (90) days after the end of Tenant's fiscal year, a year-end financial report audited by Tenant's certified public accountants and containing statements of Tenant's income and expenses for the preceding fiscal year and Tenant's balance sheet as of the end of the fiscal year. Whenever requested by Landlord in connection with financing of the Building or its own operations, Tenant agrees to provide to Landlord all information currently available relating to Tenant's existing and future financial condition, including but not limited to internally and externally prepared financial statements and reports, prospectuses and offering circulars, underwriting agreements private placement memoranda and similar documents involving public and private funding sources. Landlord agrees to maintain all the information in strictest confidence except to the extent necessary to share it with lenders in connection with financing of the Building or its own operations.


                                   ARTICLE 10

                          Compliance With Requirements


Section 10.01 - Legal Requirements. Tenant agrees, at its expense, promptly to observe and comply with all Legal Requirements relating to it specifically or its use of the Premises and not applicable generally to all other tenants of the Building. Tenant agrees to pay all costs, liabilities, losses, damages, fines, penalties, claims and demands, that may arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Article 10.

Section 10.02 - Contests. Tenant has the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant or Landlord (if legally required) or both (if legally required), without expense or liability to Landlord, the validity or application of any Legal Requirement. If compliance with the terms of any Legal Requirement may legally be delayed pending the prosecution of any such proceeding, Tenant may delay compliance until the final determination of the proceeding.

Section 10.03 - Land Disposition Agreement. As required under the Land Disposition Agreement, Tenant, working with the public and private higher educational institutions of Worcester and existing or future federal, state and local job training programs, agrees to endeavor to establish education and training programs to assist Worcester residents and women and minority group members in developing skills necessary for future employment within or ancillary to the Park and to establish fair and equitable procedures to provide employment opportunities for qualified residents of the City of Worcester and women and minority group members on a priority basis.

Section 10.04 - Environmental Legal Requirements. Except to the extent permitted under applicable Legal Requirements, Tenant agrees not to cause or permit any Hazardous Substances to be released on the Land or in the Building or the Premises or into the air, or to be introduced into the sewage or other waste disposal system serving the Premises. Tenant agrees to generate, store or dispose of Hazardous Substances in the Premises or dispose of Hazardous Substances from the Premises to any other location only in compliance with all applicable Legal Requirements and to notify Landlord of any incident which would require the filing of a notice under any Legal Requirement. Tenant agrees to provide Landlord with such information required by Governmental Authorities as Landlord may reasonably request from time to time with respect to compliance with this Section.

                                   ARTICLE 11

                             Covenant Against Liens


Section 11.01 - No Liens. Tenant agrees not to create any lien on the Premises, the Building or the Land and to discharge any lien on the Premises, the Building or the Land arising out of any act or omission by Tenant, including but not limited to any tax, mechanic's, laborer's or materialman's lien or lien arising under Massachusetts General Laws, Chapter 21E.

Section 11.02 - Discharge. If any lien is filed against the Premises, the Building or the Land as a result of any act or omission by Tenant, Tenant agrees to cause the lien to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise, within sixty (60) days after (i) Tenant has actual or constructive notice that it is filed, or (ii) final judgment in favor of the holder of the lien. If Tenant fails to cause the lien to be discharged, then, in addition to any remedies available to Landlord in case of an Event of Default, Landlord may, but is not obligated to, discharge the lien either by paying the amount claimed to be due or by procuring the discharge of the lien by deposit or by bonding proceedings. Any amount paid by Landlord and all costs incurred by Landlord in connection the removal of any lien will constitute Additional Rent and will be paid by Tenant to Landlord on demand with interest as provided in Section 21.06.


                                   ARTICLE 12

                               Access to Premises


Section 12.01 - Access. Landlord or Landlord's agents and designees will have the right, but not the obligation, to enter the Premises at all reasonable times during ordinary business hours, after not less than twenty-four hours notice except in the case of an emergency, to examine the Premises, to make necessary repairs and replacements and to exhibit the Premises to prospective purchasers, mortgagees, and, during the last six (6) months of the Lease Term, prospective tenants. Except in the case of an emergency, any Person entering the Premises under this Section 12.01 will be accompanied by a Person designated by Tenant, if Tenant requires.

                                   ARTICLE 13

                Assignment and Subletting: Occupancy Arrangements


Section 13.01 - Assignment and Subletting. Tenant agrees not to enter into any Occupancy Arrangement, either voluntarily or by operation of law, (other than with a Person who is affiliated with Tenant and for a period ending when and if such Person ceases to be affiliated with Tenant) without the prior written consent of Landlord. For purposes of this Article 13, a Person will be considered to be affiliated with Tenant if such Person, directly or indirectly, controls, is controlled by or is under common control with Tenant.

Section 13.02 - Procedure. If Tenant intends to enter into an Occupancy Arrangement which requires Landlord's consent, Tenant agrees to give Landlord notice of the name of (and a financial statement with respect to) the proposed occupant, the exact terms of the Arrangement and a precise description of the portion of the Premises intended to be subject to the Occupancy Arrangement. Within thirty (30) days after receipt of the notice, Landlord will (i) consent to the Occupancy Arrangement, or (ii) refuse to consent to the occupancy Arrangement, or (iii) notify Tenant of Landlord's election to terminate this Lease with respect to so much of the Premises as is intended to be subject to the Occupancy Arrangement. If Landlord consents to the Occupancy Arrangement, Tenant agrees (i) to enter into the Arrangement on the exact terms described to Landlord within thirty (30) days after Landlord's consent and to deliver to Landlord and to the holder of any first mortgage on the Building an executed original counterpart of the Occupancy Arrangement and (ii) to remain liable for the payment and performance of the provisions of this Lease. If Tenant enters into an Occupancy Arrangement, Tenant agrees to pay to Landlord when received the excess, if any, of amounts received in respect of the Occupancy Arrangement over the Rent. Any Occupancy Arrangement will expressly incorporate and be subject to the terms of this Lease, which terms will be binding on all parties to the Occupancy Arrangement. If Landlord consents to and Tenant does not enter into the Arrangement within the thirty (30) day period, such consent will be deemed revoked and Tenant will again comply with the terms of this Section. If Landlord elects to terminate this Lease with respect to that portion of the Premises to be subject to the Occupancy Arrangement, this Lease will terminate as of the date specified in the election, which date will be not less than thirty (30) days nor more than sixty (60) days after the date of the election; provided that Tenant may, at any time before the date of termination, withdraw its request for Landlord's consent to an Occupancy Arrangement. Such withdrawal by Tenant will nullify Landlord's election to terminate, and this Lease will remain in effect as if no election by Landlord had been made. If Landlord terminates this Lease, all Rent due will be adjusted as of the day the Premises (or the portion affected by the termination) are redelivered to Landlord. Any portion of the Premises redelivered to Landlord will be in the condition specified in Section 9.08.


                                   ARTICLE 14

                                    Indemnity

Section 14.01 - Tenant's Indemnity. Except to the extent waived by Landlord under the provisions of Section 16.02, Tenant agrees to indemnify Landlord against all claims, losses and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurrences:

(a) any act or omission on the Premises by Tenant or any Person other than Landlord, its agents, contractors, licensees or invitees;

(b) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Premises;

(c) any act or omission on the part of Tenant, or any of its agents, contractors, licensees or invitees, whether or not occurring on the Premises;

(d) any accident, injury or damage to any Person or property occurring in the Premises, not due to any act or omission of Landlord, its agents, contractors or licensees;

(e) any failure on the part of Tenant to comply with any of its obligations under this Lease, whether or not such failure constitutes a Default or Event of Default;

(f)  any  untrue  or   misleading   statement   of  a   material   fact  or  any
     misrepresentation of a material fact made by or on behalf of Tenant in connection with the negotiation of this Lease; or

(g) any release or threat of release of Hazardous Substances by Tenant, or any of its agents, contractors, licensees or invitees, whether or not occurring on the Premises.

Section 14.02 - Claims by Landlord. If a proceeding is brought against Landlord arising out of an occurrence described in Section 14.01, upon notice from Landlord Tenant agrees, at its expense, to defend the proceeding using legal counsel reasonably satisfactory to Landlord or, if applicable, Tenant's insurer, provided that Tenant has not been prejudiced by failure or delay on the part of Landlord to give Tenant prompt notice of the proceeding. If Tenant has supplied Landlord with insurance covering an occurrence described in Section 14.01, no claim may be made against Tenant with respect to that occurrence unless the insurer fails or refuses to defend and/or pay all claims, losses and expenses incurred by Landlord. Notwithstanding the foregoing, Landlord has the right to make claims, institute legal proceedings, or otherwise seek redress against Tenant before the expiration of any statute of limitations or other limitation on the time or manner in which Landlord may seek redress regardless of whether or not an insurer is responding. Tenant's obligation to indemnify Landlord as provided in Sections 14.01 and 14.02 will survive the expiration or earlier termination of this Lease.

Section 14.03 - Landlord's Liability. Except for its intentional acts or negligence or the intentional acts or negligence of its agents, contractors or licensees, Landlord will not be responsible or liable for any loss, damage or injury to the Premises or to any Person or property at any time on the Land or in the Building or the Premises.

                                   ARTICLE 15

                                    Insurance


Section 15.01 - Tenant's Insurance. Tenant agrees to provide, at its expense, and to keep in force:

(a) Comprehensive general liability insurance against claims for personal injury, death and property damage occurring with respect to Tenant's occupancy of the Premises having primary combined single limit coverage of at least $1,000,000 for bodily injury and property damage.

(b) Casualty insurance against loss or damage to (i) all inventory, furniture, furnishings and equipment other than Landlord's Fixtures owned, controlled or in use by Tenant and situated in the Building, (ii) all Improvements made by Tenant pending completion and (iii) all Improvements made by Tenant which Tenant is required to remove on the Lease Termination Date under
     Section 7.06, under a so-called "All Risk" policy in an amount sufficient to replace the same without allowance for depreciation, if available, and if not, in the amount necessary to avoid the effect of co-insurance provisions under the applicable policies.

(c) Worker's compensation insurance for all Tenant's employees working in the Premises in an amount sufficient to comply with Legal Requirements.

(d) Such greater limits and such other insurance and in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are customarily insured against in the case of buildings similarly situated and used.

Section 15.02 - General Insurance Provisions.

(a) All insurance provided for in Section 15.01 will be written as primary policies (without "contribution" or "solely in excess of coverage carried by Lessor" provisions) and will be effected under valid and enforceable policies, issued by insurers of recognized responsibility authorized to write such insurance in Massachusetts and having a Best's financial rating of B or better. Not less than five (5) days before the Term Commencement Date, and thereafter not less than ten (10) days before the expiration dates of the expiring policies furnished under to Section 15.01, binders, certificates or other evidence of such insurance satisfactory to Landlord bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, will be delivered by Tenant to Landlord.

(b) Nothing in this Article 15 will prevent Tenant from taking out insurance of the kind and in the amounts provided for under this Article under a blanket insurance policy or policies covering other properties as well as the Premises. Any policy or policies of blanket insurance (i) will specify, or Tenant will furnish Landlord with a written statement from the insurers specifying, the amounts of the total insurance allocated to the Premises, which amounts will not be less than the amounts required by Section 15.01 and will be sufficient to prevent any of the insureds from becoming a co-insurer within the terms of the applicable policy or policies, (ii) will contain an "Agreed Amount" clause as to the Premises and (iii) will otherwise comply as to endorsements and coverage with the provisions of this Article.

(c) All policies of insurance provided for in Section 15.01 will name Landlord and Tenant as the insured, as their respective interests may appear, and also the Ground Lessor and any mortgagee, when requested, as their respective interests may appear, except that Landlord, the Ground Lessor and any such mortgagee will have no interest in the insurance on Tenant's personal property. Each such policy or certificate issued by the insurer will, to the extent obtainable, contain an agreement by the insurer that the insurance will not be cancelled without at least twenty (20) days prior written notice to Landlord and to any other named insureds. Landlord agrees not to carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant if the effect of such separate insurance would be to reduce the protection or the payment to be made under Tenant's insurance.

Section 15.03 - Landlord's Insurance. Landlord agrees to cause the Building (including Landlord's Fixtures but excluding any Improvements and leasehold improvements (a) by any tenant prior to their completion, or (b) which any tenant may be required to remove upon termination of its lease) to be insured for the benefit of Landlord, the Ground Lessor and any mortgagee of Landlord, as their respective interests may appear, against loss or damage under a so-called "All Risk" policy in an amount equal to (i) the replacement value or (ii) the amount necessary to avoid the effect of co-insurance provisions of the applicable policies. Landlord also agrees to maintain comprehensive form boiler insurance, rental value insurance and such other insurance against such perils and in such amounts as may be required by the Ground Lessor or any mortgagee of Landlord or as Landlord may consider prudent. The cost of such insurance will be part of the Operating Expenses.


                                   ARTICLE 16

                              Waiver of Subrogation


Section 16.01 - Waiver of Subrogation. If available, all insurance policies carried by either party covering the Building and/or the Premises will contain a clause or endorsement expressly waiving any right on the part of the insurer to make any claim against the other party and against the Ground Lessor. The parties agree to use reasonable efforts to insure that their policies will include such waiver clause or endorsement.

Section 16.02 - Waiver of Rights. Landlord and Tenant each waive all claims, causes of action and rights of recovery against the other and against the Ground Lessor and their respective partners, agents, officers and employees, for any loss or damage to persons, property or business which occurs on or about the Premises or the Building and results from any of the perils insured under any policy of insurance maintained by Landlord and/or Tenant, regardless of cause. This waiver includes the negligence and intentional wrongdoing of either party and their respective agents, officers and employees but is effective only to the extent of recovery, if any, under any such policy. This waiver will be void to the extent that any such insurance is invalidated by reason of this waiver.


                                   ARTICLE 17

                             Damage and Restoration


Section 17.01 - Substantial Damage. If the Building is damaged by fire or other casualty, Tenant agrees to give prompt written notice to Landlord. If as a result of fire or other casualty, (i) the Building is so damaged that substantial alteration or reconstruction of the Building is, in Landlord's sole opinion, required (whether or not the Premises have been damaged), or (ii) the Ground Lease is terminated, or (iii) any mortgagee of the Building requires that all or a substantial portion of insurance proceeds payable be used to retire the mortgage debt, Landlord may, at its option, terminate this Lease by giving notice to Tenant within sixty (60) days after the date of the damage. If, within sixty (60) days after the date of the damage, Landlord does not begin to restore the Building as provided in Section 17.02 or notify Tenant of its election to terminate this Lease, Tenant may terminate this Lease by giving notice to Landlord within ten (10) days after the expiration of the sixty (60) day period. If this Lease is terminated by Landlord or Tenant as provided in this Section 17.01, Rent will be abated as of the date of the damage.

Section 17.02 - Restoration. If Landlord does not terminate this Lease as provided in Section 17.01 within sixty (60) days after the date of the damage, Landlord agrees to begin to restore the Building to substantially the same condition in which it was immediately before the damage, and, subject to Unavoidable Delays, to continue the restoration with reasonable diligence. Landlord's restoration work will include Landlord's Fixtures, the scope of the work done by Landlord in originally finishing the Premises according to the Working Drawings and subsequent Improvements made by Tenant under the provisions of Section 7.06 which are to remain part of the Premises. Landlord will not be required to rebuild, repair, or replace (i) any part of Tenant's furniture, furnishings or equipment, or (ii) any Improvements made by Tenant which Tenant is required to remove on the Lease Termination Date under Section 7.06. Landlord will not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from the damage to or the repair of the Building, except that Landlord will allow Tenant a fair reduction of Rent to the extent the Premises are unfit for occupancy from the date of the occurrence of the damage to a date thirty (30) days after completion of Landlord's repairs.


                                   ARTICLE 18

                                 Eminent Domain


Section 18.01 - Total Taking. If there is a Total Taking, then this Lease will terminate as of the earlier to occur of (i) the date when physical possession of the Building or the Premises is taken by the condemning Governmental Authority or (ii) the date when title vests in the condemning Governmental Authority.

Section 18.02 - Partial Taking. If there is a Taking of the Premises which is not a Total Taking, Landlord may terminate this Lease by giving notice to Tenant within sixty (60) days after receiving notice of the Taking, in which event this Lease will terminate as of the earlier to occur of (i) the date when physical possession of such portion of the Premises is taken by the condemning Governmental Authority or (ii) the date when title vests in the condemning Governmental Authority. If this Lease is not terminated, Rent will be abated from the date the Premises are rendered unfit for occupancy by an amount representing that part of the Rent properly allocable to the portion of the Premises taken, and Landlord will, at Landlord's expense, restore the Building and the Premises to substantially their former condition to the extent that restoration, in Landlord's judgment, may be feasible. Landlord's restoration work will not exceed the scope of Tenant Fit-up as shown in the Working Drawings and subsequent Improvements made by Tenant under the provisions of Section 7.06 which are to remain part of the Premises.

Section 18.03 - Awards and Proceeds. All proceeds payable in respect of a Taking will be the property of Landlord. Tenant hereby assigns to Landlord all rights of Tenant in or to such awards and proceeds, provided that Tenant will be entitled to separately petition the condemning authority for a separate award for its moving expenses and trade fixtures but only if such a separate award will not diminish the amount of award or proceeds payable to Landlord.


                                   ARTICLE 19

                                 Quiet Enjoyment


Section 19.01 - Landlord's Covenant. Landlord covenants that it has good title to the Premises and the Common Areas, subject to the Permitted Exceptions, and that it has sufficient authority to enter into this Lease. Landlord also covenants that if Tenant pays the Rent and performs all of its obligations under this Lease, subject to the Permitted Exceptions, it will quietly have and enjoy the Premises during the Lease Term, without interference from any Person lawfully claiming under Landlord or by paramount title. Landlord agrees that it will pay and perform all of its obligations under the Ground Lease.

Section 19.02 - Subordination and Non-Disturbance.  This Lease is subordinate to
(i) the Ground Lease and (ii) any mortgage now or hereafter on the Building and to each advance made under any such mortgage, and to all renewals, modifications, consolidations, replacements and extensions of such mortgage. This Section 19.02 is self-operative and no further instrument of subordination will be required, provided that before a future subordination is effective Landlord will cause the mortgagee or Ground Lessor to deliver to Tenant a non-disturbance agreement, binding upon itself and any successor in interest, to the effect that no foreclosure of the mortgage or termination of the Ground Lease will disturb the possession of Tenant under this Lease so long as no Event of Default exists. In confirmation of such subordination, Tenant agrees to execute and deliver promptly any certificate that Landlord or the Ground Lessor or any mortgagee may request. If any mortgagee or Ground Lessor succeeds to the interest of Landlord and agrees to recognize the interest of Tenant under this Lease, Tenant agrees to attorn to such mortgagee or Ground Lessor, to recognize such mortgagee or Ground Lessor as its landlord and to execute any instrument reflecting its attornment and recognition reasonably requested by such mortgagee or Ground Lessor.

Section 19.03 - Notice to Mortgagee and Ground Lessor. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations under or to terminate this Lease, will result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant first gives written notice of Landlord's act or failure to act to Landlord's first mortgagee of record, if any, and to the Ground Lessor specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) the mortgagee or Ground Lessor, after receipt of such notice, fails or refuses to correct or cure the condition complained of within a reasonable time. Nothing contained in this Section 19.03 will be deemed to impose any obligation on any mortgagee or Ground Lessor to correct or cure any condition. "Reasonable time" means a period of not less than thirty (30) Business Days and includes (but is not limited to) a reasonable time to obtain possession of the Building if the mortgagee or Ground Lessor elects to do so and a reasonable time to correct or cure the condition if the condition is determined to exist. Tenant has no obligation to give notice under this Section 19.03 until the mortgagee or the Ground Lessor has given Tenant notice of its interest as such and the address to which notices under this Section 19.03 are to be sent.

Section 19.04 - Other Provisions Regarding Mortgagees. If this Lease or the Rent is assigned to a mortgagee as collateral security for any obligation, the mortgagee will not be deemed to have assumed any of Landlord's obligations under this Lease solely as a result of the assignment. A mortgagee to whom this Lease has been assigned will be deemed to have assumed such obligations only if (i) by the terms of the assignment the mortgagee specifically elects to assume the obligations, or (ii) the mortgagee has (a) foreclosed its mortgage, (b) accepted a deed in substitution of foreclosure, or (c) taken possession of the Premises. Even if the mortgagee assumes the obligations of Landlord, the mortgagee will be liable for breaches of any of Landlord's obligations only to the extent the breaches occur during the period of ownership by the mortgagee after foreclosure (or any conveyance by a deed in substitution of foreclosure) or after entry, and the mortgagee will have no liability for any act or omission or for any obligations incurred by any prior Landlord, including liability with respect to any Security Deposit except to the extent actually received by such mortgagee.


                                   ARTICLE 20

                           Defaults; Events of Default


Section 20.1 - Defaults. The following will (i) if any requirement for notice or lapse of time has not been met, constitute Defaults, and (ii) if there are no such requirements or if such requirements have been met, constitute Events of
Default:

(a) The failure of Tenant to pay Rent when due, and the continuation of the failure for a period of ten (10) days after notice from Landlord specifying the failure;

(b) The failure of Tenant to perform any of its obligations under this Lease, other than its obligation to pay Rent, and the continuation of the failure for a period of twenty (20) days after notice from Landlord specifying in reasonable detail the nature of the failure;

(c) The failure of Tenant to pay Rent when due or to perform any of its obligations under this Lease, if Landlord has given Tenant notice of the same or similar failure at least twice during the twelve (12) month period preceding the date on which the Rent or performance was due.

(d) The occurrence with respect to Tenant or any Guarantor of one or more of the following events: the death, dissolution, termination of existence (other than by merger or consolidation), insolvency, appointment of a receiver for all or substantially all of its property, the making of a fraudulent conveyance or the execution of an assignment or trust mortgage for the benefit of creditors by it, or the filing of a petition of bankruptcy or the commencement of any proceedings by or against it under a bankruptcy, insolvency or other law relating to the relief or the adjustment of indebtedness, rehabilitation or reorganization of debtors; provided that if such petition or commencement is involuntarily made against it and is dismissed within sixty (60) days of the date of such filing or commencement, such events will not constitute an Event of Default;

(e) The issuance of any execution or attachment against Tenant or any other occupant of the Premises as a result of which the Premises are taken or occupied by a Person other than Tenant; and

(f) The cancellation of, refusal to review or denial of liability under any insurance policy relating to the Premises as a result of the Premises being unoccupied.

Section 20.2 - Tenant's Best Efforts. If the Default of which Landlord gives notice is of such a nature that it cannot be cured within twenty (20) days, then the Default will not be deemed to continue so long as Tenant, after receiving notice of the Default, begins to cure the Default as soon as reasonably possible and continues to take all steps necessary to complete the curing of the Default within time which, under all prevailing circumstances, is reasonable. No Default will be deemed to continue so long as Tenant is acting to cure the Default in good faith or is delayed in or prevented from curing the Default by reason of Unavoidable Delays.


                                   ARTICLE 21

                     Landlord's Remedies; Damages on Default

Section 21.01 - Landlord's Remedies.  Landlord may, at its option:

(a) Whenever an Event of Default exists, give Tenant a notice terminating this Lease on a date specified in the notice. On the date specified in the notice, this Lease and all rights of Tenant under this Lease will end without further notice or lapse of time, but Tenant will continue to be liable to Landlord as provided in this Article 21.

(b) If an Event of Default results from Tenant's failure to pay Tenant's Cost as required by Section 7.01 and the Work Letter, in addition to or in substitution of the other remedies available to Landlord, refuse Tenant access to the Premises. In such event the Term Commencement Date will be the earlier of (i) the date determined under Section 7.04 or (ii) the Substantial Completion Date.

(c) If an Event of Default results from Tenant's failure to pay a charge for Additional Services, without further notice to Tenant, discontinue any or all Additional Services.

Section 21.02 - Possession. Upon termination of this Lease as the result of an Event of Default, Tenant agrees to leave the Premises peacefully and surrender possession to Landlord as provided in Section 9.08. Landlord may, at any time after any termination of this Lease and without further notice, enter the Premises and recover possession by summary proceedings or any other manner permitted by law, and may remove Tenant and all other Persons and property from the Premises. After termination of this Lease, Landlord will be entitled to receive all rental income from the Premises.

Section 21.03- Right to Relet. After termination of this Lease as a result of an Event of Default, Landlord may relet all or any part of the Premises in the name of Landlord or otherwise, for such term (which may be greater or less than the period which would have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine. Landlord agrees to use reasonable efforts but will not be liable for failure to relet the Premises or for failure to collect any rent due upon reletting, and Landlord will not be obligated to show the Premises in preference to other space available in the Building.

Section 21.04 - Survival of Covenants, Etc. If this Lease is terminated as provided in Section 21.01:

(a) The termination will not relieve Tenant of its obligations under this Lease, which obligations will survive the termination. Tenant agrees to indemnify Landlord against all claims, losses and expenses arising out of the termination.

(b) At the time of termination, Tenant agrees to pay to Landlord the Rent up to the date of termination. Tenant also agrees to pay to Landlord, on demand, as liquidated damages for Tenant's Default, the excess of

     (1) the total Rent that would have been payable under this Lease by Tenant from the date of the termination until the Stated Expiration Date, over

     (2) the fair and reasonable rental value of the Premises for the same period reduced by Landlord's reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for reletting.

(c) If all or part of the Premises are relet by Landlord, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon the reletting will be, prima facie, the fair and reasonable rental value for the part or the whole of the Premises relet during the term of the reletting.

(d) Nothing contained in this Section 21.04 will limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of the termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater, equal to, or less than the amount determined as provided in clause (b) above.

Section 21.05 - Right to Equitable Relief. If a Default occurs, Landlord will be entitled to enjoin the Default and may invoke any remedy allowed at law or in equity as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

Section 21.06 - Right to Self Help; Interest On Overdue Rent. If an Event of Default occurs, Landlord has the right, but not the obligation, to enter the Premises and to perform any obligation of Tenant under this Lease notwithstanding the fact that no specific provision for substituted performance by Landlord is made in this Lease. In performing the obligation, Landlord may make any payment of money or perform any other act. The total of (i) all sums paid by Landlord (ii) interest (at the rate of 1-1/2% per month or the highest rate permitted by law, whichever is less) on such sums plus all Rent not paid when due and (iii) all expenses in connection with the performance of the obligation by Landlord, will be deemed to be Rent under this Lease and payable to Landlord on demand. Landlord may exercise its rights under this Section 21.05 without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.


                                   ARTICLE 22

                                     Notices


Section 22.01 - Notices and Communications. All notices, demands, requests and other communications provided for or permitted under this Lease must be in writing and be delivered by hand or sent by telecopy, nationally recognized and reputable overnight delivery service, express mail, certified mail or first-class mail, postage prepaid, to the parties, respectively at the following addresses:

(a) if to Landlord, at the address stated in Section 1.01 (or at such other address as Landlord designates in writing to Tenant), with a copy to such

     Persons as Landlord designates in writing to Tenant, or

(b) if to Tenant, at the address stated in Section 1.01 (or at such other address as Tenant designates in writing to Landlord), with a copy to such Persons as Tenant designates in writing to Landlord.

Section 22.02 - When Effective. Any communication provided for in this Lease will become effective only when received or deemed received by the Person to whom it is given. If it is mailed by express, certified or first-class mail, it will be deemed to be received on (i) the second Business Day after being mailed or (ii) the day of its receipt, whichever is earlier. If given by telecopy, it will be deemed received when confirmation of complete receipt is received by the transmitting person during normal business hours on a Business Day, or on the next Business Day if confirmation is received after normal business hours.


                                   ARTICLE 23

                                     Waivers


Section 23.01 - No Waivers. Failure of Landlord or Tenant to complain of any act or omission on the part of the other no matter how long the act or omission may continue, will not be deemed to be a waiver by either Landlord or Tenant of any of its rights under this Lease. No waiver by Landlord or Tenant at any time, expressed or implied, of the breach of any provision of this Lease will be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment will constitute an accord or satisfaction but will only be deemed a partial payment on account. None of Tenant's obligations under this Lease and no Default or Event of Default may be waived or modified except in writing by Landlord.


                                   ARTICLE 24

                                Security Deposit


Section 24.01 - Security Deposit. Tenant has deposited with Landlord the Security Deposit in the amount, if any, stated in Section 1.01. Landlord will hold the Security Deposit as security for the payment or performance by Tenant of its obligations under this Lease and not as a prepayment of Rent. Landlord may commingle the Security Deposit with other funds of Landlord. Landlord will not be liable to Tenant for the payment of interest. Landlord may expend such amounts from the Security Deposit as may be necessary to cure any Default or Event of Default and, in such case, Tenant agrees to pay to Landlord the amount expended, on demand. Landlord may assign the Security Deposit to any subsequent owner of the Building and thereafter Landlord will have no liability to Tenant with respect to the Security Deposit. As soon as reasonably practicable after the Lease Termination Date, Landlord agrees (i) to inspect the Premises, (ii) to make such payments from the Security Deposit as may be required to reimburse itself for unpaid Rent and all expenses arising out of the termination of the Lease and reletting the Premises and (iii) if no Default or Event of Default has occurred or exists, pay the balance of the Security Deposit to Tenant.


                                   ARTICLE 25

                               General Provisions


Section 25.01 - Unavoidable Delays. If Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required under this Lease by reason of Unavoidable Delays, then performance of the act will be excused for the period of the delay and the period for the performance of the act will be extended for a period equivalent to the period of the delay.

Section 25.02 - Estoppel Certificates. Tenant agrees to deliver to Landlord within five (5) Business Days after the Term Commencement Date an estoppel certificate substantially in the form of Exhibit D. Within five (5) Business Days after receipt of a request from Landlord, Tenant agrees to deliver to any prospective purchaser, mortgagee or other Person specified in the request an estoppel certificate substantially in the form of Exhibit D or in such other form as the purchaser, mortgagee or other Person may reasonably prescribe. Each estoppel certificate will be (i) signed by a duly authorized representative of Tenant, (ii) delivered without charge to the party requesting it and (iii) binding as to its contents on Tenant.

Section 25.03 - Right to Relocate. Landlord may, at its option, upon not less than two (2) months prior notice to Tenant, relocate Tenant (effective as of the date specified in the notice) to other space in the Building or in another building in the Park having Improvements comparable in type, quality and quantity, a substantially similar configuration and a rentable area approximately the same as the Premises. Landlord agrees to place the other space in substantially the same condition as the Premises are then in and to pay all costs associated with the relocation. If Tenant is relocated under this provision (i) the other space will be substituted for the Premises under this Lease (ii) the terms and provisions of this Lease will remain in full force and effect and (iii) Tenant agrees (a) to relocate as requested by Landlord and (b) to execute all documents (including but not limited to a termination or amendment of this Lease with respect to the Premises) as Landlord may reasonably request.

Section 25.04 - Holding Over. If Tenant occupies the Premises after the Lease Termination Date without having entered into a new lease of the Premises with Landlord, Tenant will be a tenant-at-sufferance only, subject to all of the provisions of this Lease at twice the then effective Basic Rent. Such holding over, even if with the consent of Landlord, will not constitute an extension or renewal of this Lease.

Section 25.05 - Governing Law. This Lease and the  performance of its provisions
will  be  governed  and  construed  under  the  laws  of  the   Commonwealth  of
Massachusetts.

Section 25.06 - Partial Invalidity. If any provision of this Lease or its application to any Person or circumstance is held to be invalid or unenforceable, the remainder of this Lease, or the application of the provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each provision of this Lease will be enforced to the fullest extent permitted by law.

Section 25.07 - Notice of Lease. At the request of either one, Landlord and Tenant agree to execute promptly duplicate originals of a statutory notice of lease, in recordable form, setting forth a description of the Premises, the Lease Term and any other terms of this Lease, except the rental provisions, as may be required by law or as either party may request.

Section 25.08 - Interpretation. The section headings used in this Lease are for reference and convenience only, and do not enter into the interpretation of this Lease. This Lease may be signed in several counterparts, each of which is an original, but all of which constitute a single instrument. The term "Landlord" means only the owner at the time of the Building. Upon any sale of the Building or assignment (other than as collateral security for an obligation) of the interest of Landlord in this Lease, Landlord will be relieved of all liability under this Lease and its successor in interest and/or assign will be deemed to be Landlord so long as it owns the Building. The liability of Landlord under this Lease is limited to Landlord's interest in the Building.

Section  25.09 - Consents.  Except for the consents of Landlord  required  under
Section 7.06 and Article 13, consents or approvals required or requested of either Landlord or Tenant shall not be unreasonably withheld or delayed.

Section 25.10 - Entire Agreement; Changes. All prior agreements between the parties are merged within this Lease, which alone fully states the entire understanding and agreement of the parties. This Lease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

Section 25.11 - Binding Effect. The provisions of this Lease are binding on and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns and any Person claiming under Tenant.

Section 25.12 - Time of the Essence. Any provision of law or equity to the contrary notwithstanding, it is agreed that time is of the essence of this Lease.

Section 25.13 - Table of Contents. The table of contents preceding this Lease but under the same cover is for the purpose of convenience and reference only and is not to be deemed or construed in any way as part of this Lease.


EXECUTED as a sealed  instrument  as of the Date of Lease  specified  in Section
1.01.



LANDLORD:

WORCESTER BUSINESS DEVELOPMENT CORPORATION



By:




TENANT:

BIOJECT MEDICAL TECHNOLOGIES, INC.



By:
Title

                    MASSACHUSETTS BIOTECHNOLOGY RESEARCH PARK

                                   SPACE LEASE

                                TABLE OF CONTENTS

                                                                 Page No.

ARTICLE 1 REFERENCE DATA AND DEFINITIONS:

1.01 Terms and Titles Referred To                                    1
1.02 General Provisions                                              3
1.03 Definitions                                                     3

ARTICLE 2 PREMISES

2.01 Premises                                                        9
2.02 Appurtenances                                                   9
2.03 Landlord's Fixtures                                             9

ARTICLE 3 TERM

3.01 Term Commencement                                              10
3.02 Termination                                                    10
3.03 Estoppel Certificate                                           10

ARTICLE 4 RENT

4.01 Basic Rent                                                     10
4.02 Adjustment of Basic Rent                                       10

ARTICLE 5 USE OF PREMISES

5.01 Use Restricted                                                 10

ARTICLE 6 OPERATING EXPENSES; TAXES

6.01 Operating Expenses and Taxes                                   11
6.02 Monthly Payments of Additional Rent                            11
6.03 Annual Statements                                              11

6.04 Assessments and Other Taxes                                    12
6.05 Accounting Periods                                             12
6.06 Abatement of Taxes                                             12
6.07 Exemption from Taxes                                           12

ARTICLE 7 IMPROVEMENTS

7.01 Tenant Fit-up                                                  13
7.02 Time for Completion                                            13
7.03 Notice of Substantial Completion Date                          13
7.04 Delays                                                         13
7.05 Tenant's Access to the Premises                                14
7.06 Improvements by Tenant                                         14

ARTICLE 8 BUILDING SERVICES

8.01 Basic Services                                                15
8.02 Other Janitors                                                15
8.03 Additional Services                                           15
8.04 Limitations on Landlord's Liability                           15
8.05 Electric Service                                              15

ARTICLE 9 TENANT'S COVENANTS

9.01 Pay Rent                                                      16
9.02 Occupancy of the Premises                                     16
9.03 Rules and Regulations                                         16
9.04 Safety                                                        16
9.05 Equipment                                                     16
9.06 Pay Taxes                                                     17
9.07 Maintenance                                                   17
9.08 Redelivery                                                    17
9.09 Tenant Financial Information                                  17

ARTICLE 10 COMPLIANCE WITH REQUIREMENTS

10.01 Legal Requirements                                           18
10.02 Contests                                                     18
10.03 Land Disposition Agreement                                   18
10.04 Environmental Legal Requirements                             18

ARTICLE 11 COVENANT AGAINST LIENS

11.01 No Liens                                                     18
11.02 Discharge                                                    19

ARTICLE 12 ACCESS TO PREMISES

12.01 Access                                                       19

ARTICLE 13 ASSIGNMENT AND SUBLETTING:  OCCUPANCY
ARRANGEMENTS

13.01 Assignment and Subletting                                    19

13.02 Procedure                                                    19

ARTICLE 14 INDEMNITY

14.01 Tenant's Indemnity                                           20
14.02 Claims by Landlord                                           21
14.03 Landlord's Liability                                         21

ARTICLE 15 INSURANCE

15.01 Tenant's Insurance                                           21
15.02 General Insurance Provisions                                 22
15.03 Landlord's Insurance                                         23

ARTICLE 16 WAIVER OF SUBROGATION

16.01 Waiver of Subrogation                                        23
16.02 Waiver of Rights 23

ARTICLE 17 DAMAGE AND RESTORATION

17.01 Substantial Damage                                           24
17.02 Restoration                                                  24

ARTICLE 18 EMINENT DOMAIN

18.01 Total Taking                                                 24
18.02 Partial Taking                                               25
18.03 Awards and Proceeds                                          25

ARTICLE 19 QUIET ENJOYMENT

19.01 Landlord's Covenant                                          25
19.02 Subordination and Non-Disturbance                            25
19.03 Notice to Mortgagee and Ground Lessor                        26
19.04 Other Provisions Regarding Mortgagees                        26

ARTICLE 20 DEFAULTS; EVENTS OF DEFAULT

20.01 Defaults                                                     26
20.02 Tenant's Best Efforts                                        27

ARTICLE 21 LANDLORD'S REMEDIES; DAMAGES ON DEFAULT

21.01 Landlord's Remedies                                          28
21.02 Possession                                                   28
21.03 Right to Relet                                               28
21.04 Survival of Covenants, Etc                                   28
21.05 Right to Equitable Relief                                    29
21.06 Right to Self Help; Interest on Overdue Rent                 29

ARTICLE 22 NOTICES

22.01 Notices and Communications                                   30

22.02 When Effective                                               30

ARTICLE 23 WAIVERS

23.01 No Waivers                                                   30

ARTICLE 24 SECURITY DEPOSIT

24.01 Security Deposit                                             31

ARTICLE 25 GENERAL PROVISIONS

25.01 Unavoidable Delays                                           31
25.02 Estoppel Certificates                                        31
25.03 Right to Relocate                                            31
25.04 Holding Over                                                 32
25.05 Governing Law                                                32
25.06 Partial Invalidity                                           32
25.07 Notice of Lease                                              32
25.08 Interpretation                                               32
25.09 Consents                                                     32
25.10 Entire Agreement; Changes                                    32
25.11 Binding Effect                                               33
25.12 Time of the Essence                                          33
25.13 Table of Contents                                            33

EXHIBIT A LANDLORD'S SERVICES

EXHIBIT B LEASE PLAN

EXHIBIT C WORK LETTER

EXHIBIT D ESTOPPEL CERTIFICATE

EXHIBIT E RENT RIDER

RIDER AND ADDENDUM

CLERK'S CERTIFICATE


                                 CLERK'S CERTIFICATE


I, Jim O'Shea, hereby certify that I am the duly elected and qualified Clerk/Assistant Clerk of BIOJECT MEDICAL TECHNOLOGIES, INC., a Massachusetts corporation whose principal place of business is in Cambridge, Massachusetts, and that the following vote was duly adopted by its Board of Directors:

"VOTED: That Jim O'Shea, President of Bioject Medical Technologies, Inc. authorized and directed to execute and deliver a lease with Worcester Business Development Corporation, in respect of the premises in the Massachusetts Biotechnology Research Park, located on Innovation Drive in Worcester, Massachusetts known as "Three Biotech Park," upon all the terms set forth in the lease presented to the Directors; and the execution thereof by said President shall be conclusive evidence of the fact that the Lease signed by him was the one presented to and approved by the Directors."


I further certify that the foregoing vote is in full force and effect.


Dated: April 13, 1998   Attest:   James O'Shea
                                  Clerk/Assistant Clerk

                                     (SEAL)